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EXHIBIT 21.1

                   SUBSIDIARIES OF EURAMAX INTERNATIONAL PLC

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COMPANY                                 BENEFICIAL OWNER
-------                                 ----------------
Amerimax Holdings, Inc.                 Euramax International plc

Amerimax Fabricated Products, Inc.      Amerimax Holdings, Inc.

Amerimax Home Products, Inc.            Amerimax Holdings, Inc.

Amerimax Building Products, Inc.        Amerimax Holdings, Inc.

Amerimax Coated Products, Inc.          Amerimax Building Products, Inc.

Amerimax Laminated Products, Inc.       Amerimax Building Products, Inc.

Fabral Holdings, Inc.                   Amerimax Fabricated Products, Inc.

Fabral, Inc.                            Fabral Holdings, Inc.

Euramax European Holdings plc           Euramax International plc

Euramax Europe Limited                  Euramax European Holdings plc

Euramax Holdings Limited                Euramax Europe Limited

Euramax Coated Products Limited         Euramax Holdings Limited

Ellbee Limited                          Euramax Holdings Limited

Euramax European Holdings B.V.          Euramax International plc

Euramax Netherlands B.V.                Euramax European Holdings B.V.

Euramax Europe B.V.                     Euramax Netherlands B.V.

Euramax Coated Products B.V.            Euramax Europe B.V.

Euramax European Holdings S.A.          Euramax International plc/
                                        Euramax European Holdings B.V.

Euramax Industries S.A.                 Euramax European Holdings S.A.

Euramax Coated Products S.A.            Euramax Industries S.A.
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